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                                                                     Exhibit 5.1


                     [LETTERHEAD OF BECKLEY SINGLETON, CHTD]




                                February 8, 2006


American Oriental Bioengineering Inc.
90 Park Avenue, 17th Floor
New York, New York 10016

         Ladies and Gentlemen:

                  You have requested our opinion with respect to certain matters in connection with the filing by American Oriental Bioengineering, Inc., a Nevada corporation (the "Corporation"), of the Company's Registration Statement on Form S-3 (Registration No. 333-131229) filed with the Securities and Exchange Commission on January 23, 2006, as amended by Amendment No. 1 to the Registration Statement filed on February 7, 2006 (the "Registration Statement") covering the offering for resale of 17,385,500,000 shares of the Company's common stock, $0.001 par value ("Common Stock") including 12,5000,000 shares of Common Stock (the "Shares") and up to 4,487,500 shares of Common Stock (the "Warrants") issued in connection with those certain Stock and Warrant Purchase agreement, dated November 28, 2005, by and among the Company and the purchasers listed on the signature pages thereto (the "Securities Purchase Agreement") and the Placement Agent Agreement, dated November 22, 2005, by and among the Company and CRT Capital Group LLC and Westminster Securities Corp. (the "Placement Agreement," together with the Securities Purchase Agreement, collectively referred to as the "Purchase Agreements").

         In connection with this opinion, we have examined the Registration Statement, the Company's Amendment and Restatement to the Certificate of Incorporation, as amended by the Certificate of Amendment, dated January 23, 2006, and the By-laws of the Company as in effect on the date hereof, the resolutions adopted by a majority of the voting power of the Stockholders of the Company, dated November 28, 2005, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

         We have also assumed that the Purchase Agreements and the actions contemplated in the Purchase Agreements will not violate any indenture, mortgage, deed of trust, agreement or other instrument to which the Company is a party to or by which it or any of its property is bound or any judgment, decree or order of any court of governmental body. In addition, in conducting our examination, we have relied on the statements, certifications and other assurances from the executive officers of the Corporation without any independent investigation.

         We express no opinion regarding any of the factual representations and warranties contained in the Purchase Agreements, except for those matters expressly opined to in this letter. As to the factual representations and warranties opined to herein, we have relied exclusively upon the Certificates and have not independently verified the statements contained in those Officer's Certificates.

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         We express no opinion regarding the effect of any securities laws on the Purchase Agreements or the Shares including, without limitation, the following acts or laws:

         a.       The Securities Act of 1933;

         b.       The Securities Exchange Act of 1934;

         c.       The Public Utility Holding Company Act of 1935;

         d.       The Investment Company Act of 1940;

         e.       The Investment Advisers Act of 1940;

         f.       The Employees Retirement Income Security Act of 1974;

         g.       The National Housing Act;

         h.       The Commodity Exchange Act;

         i. Chapter 90 of the Nevada Revised Statutes and any regulation promulgated pursuant to those statutes.

         We express no opinion regarding the existence of: (a) any issuer's lien pursuant to N.R.S. ss. 104.8209; (b) adverse claim as defined by N.R.S. ss. 104.8102; or (c) any other security interest, including those arising under Articles 8 and 9 of the U.C.C., against the common stock to be conveyed pursuant to the Purchase Agreements.

         We note that the Company has retained Loeb & Loeb LLP to represent it in all securities matters and we have not been engaged to represent the Company in any securities matters.

         We make no representations regarding the value of any common stock to be issued pursuant to the Purchase Agreements.

         We assume that all consideration required to be paid to the Company under the Purchase Agreements has been or will be paid to the Company.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly and validly issued, and are fully paid and nonassessable and the Warrant Shares, when issued upon exercise of the Warrants and payment therefor in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

         The opinions expressed above are limited to the laws of the State of Nevada.

         This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-B.

         The opinions expressed herein are given to you solely for your use in connection with the Registration Statement and the transactions contemplated by the Purchase Agreements and, except as provided above, may not be relied upon by any other person or entity for any other purpose without our prior consent.


                                              Sincerely yours,

                                              /s/ BECKLEY SINGLETON, CHTD.
                                              BECKLEY SINGLETON, CHTD.